EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated May 2, 2003 on the Genlyte Thomas Retirement Savings and Investment Plan’s financial statements as of December 31, 2002 and for the year then ended included in the 2002 Annual Report on Form 11-K of the Plan into Genlyte Thomas Group, LLC’s Registration Statement on Form S-8 (SEC File No. 00016960) filed with the Securities and Exchange Commission.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Oak Brook, Illinois
August 15, 2003